CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 17, 2008, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-148607) and related Prospectus of Valor Computerized Systems Ltd.

/s/ Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global

Tel Aviv, Israel
April 22, 2008